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                  FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), dated as of September 4, 1998, by and among HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("HARRAH'S"), HEI ACQUISITION CORP. III, a Nevada corporation and a direct wholly-owned subsidiary of Harrah's ("MERGER SUB"), and RIO HOTEL & CASINO, INC., a Nevada corporation ("RIO").

     WHEREAS, the parties hereto previously entered into that certain Agreement and Plan of Merger, dated as of August 9, 1998 (the "MERGER AGREEMENT"), pursuant to which Merger Sub will, upon the terms and subject to the conditions set forth in the Merger Agreement, merge with and into Rio (the "MERGER"), with Rio as the surviving corporation;

     WHEREAS, the parties intended at the time of entering into the Merger Agreement for the Merger to be accounted for as a pooling of interests, and that Harrah's would obtain a letter from its public accountants as to the appropriateness of such accounting treatment, the receipt of which letter was to be a condition to Harrah's obligation to effect the Merger (the "POOLING CONDITION");

     WHEREAS, the parties intend that the purpose of this Amendment is to eliminate the Pooling Condition and any other provisions in the Merger Agreement that contemplate or require that the Merger be accounted for as a pooling of interests;

     WHEREAS, each of the Boards of Directors of Harrah's and Rio has determined that eliminating the Pooling Condition and making the other changes contemplated by this Amendment are in the best interests of Harrah's or Rio, as the case may be, and their respective stockholders; and

     WHEREAS, the Boards of Directors of Harrah's, Merger Sub and Rio have each approved this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

     1. Terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

     2. The last recital on page 1 of the Merger Agreement is deleted in its entirety.

     3. The fifth sentence of Section 2.3 of the Merger Agreement (beginning with the words "The conversion shall be effected in a manner . . .") is deleted in its entirety.

     4. Section 3.16 of the Merger Agreement is amended in its entirety to read as follows:


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               SECTION 3.16.  TAX MATTERS.  To the best knowledge of
          Rio, after consulting with its tax advisors, except as set forth on Schedule 3.16 of the Rio Disclosure Schedule, neither Rio nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code.

     5. Section 4.15 of the Merger Agreement is amended in its entirety to read as follows:

               SECTION 4.15. TAX MATTERS. To the best knowledge of Harrah's, after consulting with its tax advisors, except as set forth on Schedule 4.15 of the Harrah's Disclosure Schedule, neither Harrah's nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from qualifying as a reorganization described in
          Section 368(a) of the Code.

     6. Section 5.13 of the Merger Agreement is amended in its entirety to read as follows:

               SECTION 5.13.  INTENTIONALLY OMITTED.

     7. Clause (f) of Section 6.3 of the Merger Agreement is deleted in its entirety.

     8. Clause (d) of Section 7.3 of the Merger Agreement is amended in its entirety to read as follows:

               (d)  Intentionally omitted.

     9. Paragraph 2 of the letter attached as Exhibit B to the Merger Agreement is amended in its entirety to read as follows:

               2.   INTENTIONALLY OMITTED.

     10. In the event that there is a conflict between any of the provisions of this Amendment and any of the provisions of the Merger Agreement, the provisions of this Amendment shall control.

     11. Except as expressly amended or modified herein, all the terms and conditions of the Merger Agreement shall remain unchanged and in full force and effect.

     12. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.


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     13.  This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to any applicable conflicts of law.

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     IN WITNESS WHEREOF, Harrah's, Merger Sub and Rio have caused this Amendment to be signed by their respective duly authorized officers as of the date first written above.

                                        HARRAH'S ENTERTAINMENT, INC.

                                         /s/ Colin V. Reed
                                        _______________________________________
                                        By: Colin V. Reed
                                        Its: Executive Vice President & Chief
                                             Financial Officer


                                        HEI ACQUISITION CORP. III

                                         /s/ Colin V. Reed
                                        _______________________________________
                                        By: Colin V. Reed
                                        Its: Executive Vice President
                                             and Treasurer

                                        RIO HOTEL & CASINO, INC.

                                         /s/ James A. Barrett, Jr.
                                        _______________________________________
                                        By: James A. Barrett, Jr.
                                        Its: President